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                                                                    EXHIBIT 10.3






















                          FORM OF EMPLOYMENT AGREEMENT


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                              EMPLOYMENT AGREEMENT

     This Agreement is made and entered into as of October 19, 2000, by and between ___________ ____________ (hereinafter referred to as Employee) and International Monetary Systems, Ltd. a Wisconsin corporation (hereinafter referred to as IMS or Company).

     WHEREAS, the Board of Directors of Company believes it to be in the best interests of Company and its shareholders that the services of Employee be retained under the terms provided in this Agreement; and

     WHEREAS, Employee is willing to be employed by Company under the terms provided in this Agreement; and

     NOW THEREFORE, in consideration of the mutual promises and covenants hereinafter contained, it is agreed as follows:

AGREEMENT

     I. PURPOSE OF AGREEMENT & EXCLUSIVITY: Commencing with the date of this Agreement, Company agrees to employ Employee, and Employee agrees to work for Company under the terms and conditions contained herein. The Employee agrees to devote his full time and best efforts to the business of Company and the performance of his duties hereunder and to perform such duties as are assigned to him in a competent and workmanlike manner and will do nothing by either word or deed to harm the reputation of IMS in the marketplace. The Employee shall be subject to the supervision and direction of the officers and Board of Directors of Company as to assignment and performance of his duties and agrees to perform such duties as may be assigned to him from time to time by the officers and/or Board of Directors of Company. Employee's primary work shall be to serve as Executive Vice President of International Monetary Systems, Ltd. (IMS) and Continental Trade Exchange, Ltd. In this capacity, he will perform all duties required in the areas of general management, will attend all board of directors meetings, and will offer advice on all other matters that may come before company management.

     II. TERM OF AGREEMENT & RENEWALS: The term of Employee's employment under this agreement with IMS shall be for a period of three year(s) from and after November 1, 2000 unless terminated in accordance with paragraph III hereof. The period of the employment shall be deemed to be renewed automatically for successive yearly renewal terms thereafter unless and until terminated by either party by written notice to the other party given at least thirty (30) days prior to the expiration of the original term or any renewal term of this Agreement or by termination in accordance with paragraph III hereof.

     III. TERMINATION: Employee's employment with IMS shall terminate in accordance with the following provisions:

          A. The employment may be terminated at any time by mutual written agreement between Employee and IMS.

          B. In the event Employee is discharged for cause, Company shall have the right to terminate this Agreement upon 30 days written notice. "Termination for cause" would occur if Employee willfully breaches or habitually neglects the duties which he is required to perform under the terms of this agreement; or commits such acts of dishonesty, fraud, misrepresentation, or other acts of moral turpitude as would prevent the effective performance of his duties.

          C. This agreement shall be terminated upon the death of Employee. In addition, Company reserves the right to terminate this agreement not less than six months after Employee suffers any physical or mental disability that would prevent the performance of his duties under this agreement. Such a termination shall be effected by giving ten (10) days' written notice of termination to Employee. In the event of total disability, Employee will receive his then-current salary for a period of one year after the stoppage of work.

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     IV. COMPENSATION & BENEFITS: As compensation for his services hereunder,
Employee shall be paid according to the following schedule:

          A. Employee will receive an initial base salary of $__________.00 per year plus a commission based upon Company's gross income as determined by President and C.E.O.

          B. Employee will receive bonuses and raises in salary based upon the company's financial performance. Such bonuses and raises shall be determined by the President and C.E.O.

          C. Employee will be included in the coverage of Company's medical, major medical, and hospital insurance program. All premiums under this plan shall be paid by Company.

          D. Employee will receive the use of a leased company automobile of his choice. Monthly lease payments are not to exceed $700.00.

          E. Employee will be eligible to receive stock options in Company's non-qualified stock option plan. At management's discretion, stock options will be offered to those employees whose performance warrants such rewards.

     V. PRIVACY OF CLIENT ACCOUNT RECORDS AND LISTS: Employee agrees that any and all knowledge or information that may be obtained by him in the course of his employment with respect to the conduct and details of the business of International Monetary Systems, Ltd. will be held by him inviolate and be by him concealed from any competitor and from all other persons. It is understood that IMS is a third-party recordkeeper-a status granted to it by the United States Internal Revenue Service-and, therefore, all financial information about client accounts, etc. must be kept private and may not be disclosed to any other party. Also, no client lists, account balances, or any other records may be removed from the premises.

     VI. NON-COMPETE AGREEMENT: Employee agrees that for a period of eighteen
(18) months from and after termination of his employment with IMS, he will not engage in or otherwise affiliate with any barter or trade exchange located within a fifty (50) mile radius of any IMS office, nor with any other business operation directly or indirectly related to, or in competition with, the business operation of International Monetary Systems, Ltd., nor shall he use any knowledge, trade secrets, client lists or other information developed during the term of this Agreement.

     VII. EFFECT OF MERGER, TRANSFER OF ASSETS, OR DISSOLUTION:

          A. This Agreement shall not be terminated by any voluntary or involuntary dissolution of Company resulting from either a merger or consolidation in which Company is not the consolidated or surviving corporation, or a transfer of all or substantially all of the assets of Company.

          B. In the event of any such merger or consolidation or transfer of assets, Company's rights, benefits and obligations hereunder shall be assigned to the surviving or resulting corporation or the transferee of Company's assets.

     VIII. PAYMENT ON MERGER, TRANSFER OF ASSETS OR DISSOLUTION: If a merger or consolidation of Company, as described in Section VII-A above, occurs, Employee shall receive compensation of one year's salary at his then-current rate plus a
payment of $            .
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     IX. CONTRACT INTERPRETATION AND ENFORCEMENT: This agreement shall be binding upon and inure to the benefit of the parties hereto, their personal representatives, heirs, executors, administrators, successors and assigns. As used in this agreement, the term "successor" shall include any person, firm, corporation, or other business entity which at any time, whether by merger, purchase, or other means, acquires all, or substantially all, of the assets of Company.

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     This contract may not be modified except in a written agreement signed by all parties. The terms and conditions of this contract shall be governed by the laws of the state of Wisconsin and shall take precedence over and supersede the language of any previous agreements, whether oral or written.

     Each and every term and provision contained in this Agreement is severable from every other term or provision therein. If any provision or term shall be invalid, illegal or unenforceable, it shall not affect the validity, legality, or enforceability of the remainder of the terms and/or provisions of the Agreement.

     X. ENTIRE AGREEMENT: This Contract constitutes the entire agreement between the parties with respect to the subject matter thereof. This Contract supersedes any and all other agreements, whether oral or written, between the parties hereto with respect to the subject matter thereof.

     IN WITNESS WHEREOF, Employee and International Monetary Systems, Ltd. have caused this Agreement to be executed in their names as of the date and the year first above written.

(NAME OF EMPLOYEE)                     INTERNATIONAL MONETARY SYSTEMS, LTD.


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                                       Donald F. Mardak, President

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